Exhibit 99.1

For release: November 3, 2023

Contact: Brian F. Kidd, SVP/Chief Financial Officer

Phone: (615) 890-2020

NHC Reports Third Quarter 2023 Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and grant income for the quarter ended September 30, 2023 totaled $288,485,000 compared to $270,843,000 for the quarter ended September 30, 2022, an increase of 6.5%. Excluding the seven skilled nursing facilities in Massachusetts and New Hampshire in which we ceased operations in September 2022, same-facility net operating revenues increased 11.8% during the third quarter of 2023 compared to the same period a year ago.

For the quarter ended September 30, 2023, the reported GAAP net income attributable to NHC was $10,388,000 compared to a net loss of $2,429,000 for the same period in 2022. Excluding the unrealized gains or losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended September 30, 2023 was $13,250,000 compared to $7,783,000 for the same period in 2022 (*). The increase in non-GAAP earnings for the quarter ended September 30, 2023 compared to the third quarter of 2022 was primarily due to the continued occupancy increase in our skilled nursing and assisted living facilities, skilled nursing per diem increases from some of our government payors, and the continued reduction of nurse agency staffing expenses within our operations. The GAAP diluted earnings per share was $0.68 for the quarter ended September 30, 2023 compared to a loss per share of $(0.16) for the quarter ended September 30, 2022. Adjusted diluted earnings per share were $0.86 and $0.50 for the quarters ended September 30, 2023 and 2022, respectively (*).

(*) -          See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 68 skilled nursing facilities with 8,732 beds. NHC affiliates also operate 26 assisted living communities with 1,501 units, five independent living communities with 475 units, three behavioral health hospitals, 35 homecare agencies, and 30 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q, and 10-K. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenues and grant income:
Net patient revenues	$277,005	$260,247	$804,617	$776,661
Other revenues	11,480	10,596	36,013	33,584
Government stimulus income	-	-	-	10,940
Net operating revenues and grant income	288,485	270,843	840,630	821,185

Costs and expenses:
Salaries, wages and benefits	182,664	173,198	525,782	518,828
Other operating	72,490	72,883	217,213	218,279
Facility rent	10,094	10,294	30,087	30,770
Depreciation and amortization	10,135	10,253	30,266	30,011
Interest	77	137	268	451
Impairment/(recovery) of assets
Total costs and expenses	275,460	266,765	803,616	798,339

Income from operations	13,025	4,078	37,014	22,846

Non-operating income	4,097	2,731	12,116	8,451
Unrealized gains/(losses) on marketable equity securities	(3,093)	(11,056)	2,943	(11,479)

Income/(loss) before income taxes	14,029	(4,247)	52,073	19,818
Income tax (provision)/benefit	(3,908)	1,140	(14,750)	(5,415)
Net income/(loss)	10,121	(3,107)	37,323	14,403

Net loss attributable to noncontrolling interest	267	678	1,069	1,689

Net income/(loss) attributable to National HealthCare Corporation	$10,388	$(2,429)	$38,392	$16,092

Net income/(loss) per common share
Basic	$0.68	$(0.16)	$2.51	$1.04
Diluted	$0.68	$(0.16)	$2.50	$1.04

Weighted average common shares outstanding
Basic	15,299,913	15,445,569	15,311,453	15,438,375
Diluted	15,324,511	15,445,569	15,334,269	15,477,103

Dividends declared per common share	$0.59	$0.57	$1.75	$1.69

Balance Sheet Data	September 30	December 31
(in thousands)	2023	2022
	(unaudited)

Cash, cash equivalents and marketable securities	$210,494	$182,589
Restricted cash, cash equivalents and marketable securities	162,492	158,067
Current assets	382,578	353,932
Property and equipment, net	498,266	506,532
Total assets	1,281,907	1,275,450
Current liabilities	204,694	197,887
Stockholders' equity	887,340	877,514

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Selected Operating Statistics

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2023	2022		2023	2022
	(unaudited)			(unaudited)
Skilled Nursing Per Diems:
Medicare	$551.82	$535.60		$552.21	$540.30
Managed Care	489.18	429.22		460.20	425.39
Medicaid	256.46	237.61		248.99	230.79
Private Pay and Other	283.49	265.68		279.12	268.13

Average Skilled Nursing Per Diem	$325.34	$302.43	(1)	$320.09	$301.91	(1)

Skilled Nursing Patient Days:
Medicare	75,215	81,940		239,228	258,961
Managed Care	61,979	52,956		179,992	163,823
Medicaid	290,887	302,500		852,074	919,931
Private Pay and Other	170,857	169,068		492,279	489,477

Total Skilled Nursing Patient Days	598,938	606,464	(1)	1,763,573	1,832,192	(1)

(1) For the three and nine months ended September 30, 2022, the skilled nursing per diems and patient days listed above include the seven skilled nursing facilities that were located in Massachusetts and New Hampshire through August 31, 2022.  NHC exited these seven skilled nursing facilities on September 1, 2022.  For the three months ended September 30, 2022, the exited Massachusetts and New Hampshire skilled nursing facilities had an average skilled nursing per diem of $295.98 and 35,619 total patient days. For the nine months ended September 30, 2022, the exited Massachusetts and New Hampshire skilled nursing facilities had an average skilled nursing per diem of $294.64 and 140,105 total patient days.

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2023	2022	2023	2022
	(unaudited)		(unaudited)

Net income/(loss) attributable to National Healthcare Corporation	$10,388	$(2,429)	$38,392	$16,092
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	3,093	11,056	(2,943)	11,479
Operating results for newly opened operations not at full capacity (2)	66	2,105	1,616	4,033
Stock-based compensation expense	708	639	2,119	1,980
Income tax (benefit)/provision on non-GAAP adjustments	(1,005)	(3,588)	(206)	(4,548)
Non-GAAP Net income	$13,250	$7,783	$38,978	$29,036

GAAP diluted earnings/(loss) per share	$0.68	$(0.16)	$2.51	$1.04
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	0.15	0.53	(0.14)	0.56
Operating results for newly opened operations not at full capacity (2)	-	0.10	0.07	0.19
Stock-based compensation expense	0.03	0.03	0.10	0.09
Non-GAAP diluted earnings per share	$0.86	$0.50	$2.54	$1.88

(2) The newly opened operations not at full capacity for the 2023 periods presented consisted of operations opened from 2021 through 2023.  This consisted of two behavioral health hospitals, two homecare agencies, and two hospice agencies.  The newly opened operations for the 2022 periods presented consisted of operations opened from 2020 through 2022.  This consisted of two behavioral health hospitals, one homecare agency, and one hospice agency.